CONSENT OF INDEPENDENT AUDITORS

We consent to the use of our report dated March 18, 2021, in the Registration Statement on Form F-7 and related Rights Offering Circular of CGX Energy Inc. being filed with the United States Securities and Exchange Commission.

McGovern Hurley LLP

Chartered Professional Accountants Licensed Public Accountants

Toronto, Canada

September 23, 2021